UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2022 (June 29, 2022)

Immune Therapeutics, Inc.

 (Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2431 Aloma Ave, Suite 124, Winter Park, FL	32792
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	888-391-9355

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.0001 per share	IMUND	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

On June 29, 2022, the holders of certain warrants to purchase shares of common stock of the Company $0.0001 par value per share (“Common Stock”) of Immune Therapeutics, Inc., a Florida corporation (the “Company”) agreed to exercise their warrants at a price of five cents ($0.05) per share, resulting in $425,000 in proceeds to the Company (the “Warrant Exercises”). The Company also agreed to sell convertible promissory notes, convertible at the option of the Company into Common Stock at the direction of the Company at five cents ($0.05) per share, resulting in aggregate proceeds to the Company of $297,000 (the “New Note Issuances”). As of June 29, 2022, the Company has received, in the aggregate, $722,000 in proceeds from the Warrant Exercises and New Note Issuances. Holders of the Company’s Common Stock who received such shares as a result of the exercise of the warrants and conversion of the convertible promissory notes have agreed to certain lock up/leak out provisions over the subsequent eighteen (18) months.

On June 29, 2022, Immune Therapeutics, Inc., a Florida corporation (the “Company”) entered into an agreement to allow for certain holders of both: (a) warrants to purchase shares of Common Stock, and (b) promissory notes of the Company currently in default, to exercise their outstanding warrants at a price of five cents ($0.05) per share, with the consideration for such exercise to be paid by reduction of the outstanding principal, interest, and penalties on the promissory notes through December 31, 2020. The balance of unpaid interest after December 31, 2020 will be forgiven. In addition, a portion of the remaining unpaid interest and penalties on the promissory notes were converted into shares of Common Stock at a price of five cents ($0.05) per share, or forgiven, and the underlying indebtedness extinguished (the “Note and Warrant Exercise and Payments”). As of June 29, 2022, a total of $331,505 in outstanding principal, interest and penalties under the promissory notes was paid as consideration for exercise of the abovementioned warrants.

On June 29, 2022, the Company has replaced existing promissory notes in default totaling $102,253 into convertible promissory notes, convertible into shares of Common Stock at a price of five cents ($0.05) per share (“Replacement Convertible Notes”). Holders of the Company’s Common Stock who received such shares as a result of the conversion of the convertible promissory notes have agreed to certain lock up/leak out provisions over the subsequent eighteen (18) months.

The Company will issue a convertible promissory note to Ms. Noreen Griffin in the principal amount of $200,000 and with interest accruing at 5% for the term of 12 months, in consideration of past services for the Company (“New Griffin Note”, and collectively with the Warrant Exercises, New Note Issuances, Note and Warrant Exercise and Payments, Replacement Note Issuances, and Unpaid Wages Transactions, and shares of Common Stock issued in connection therewith, the “New Issuance Transactions”)

The New Issuance Transactions are each included in a private placement exempt from registration under the Securities Act. Each purchaser is an accredited investor. Such securities will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report does not constitute an offer for the sale of any securities. The descriptions of the New Issuance Transactions, are qualified in their entirety by reference to the term sheet, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein, and, with respect to the Replacement Note Issuances and New Griffin Note, the form of convertible promissory notes issued to the respective beneficiaries.

Furthermore, the transaction includes a number of additional conversions which are being negotiated and will likely result in additional note conversions and the issuance of additional common shares.

Item 9.01. Financial Statements and Exhibits.

10.1	Term Sheet
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE THERAPEUTICS, INC.

July 6, 2022	By:	/s/ Kevin J. Phelps
Kevin J. Phelps
Chief Executive Officer